ASSIGNMENT AND ASSUMPTION AGREEMENT


     This ASSIGNMENT AND ASSUMPTION AGREEMENT dated this 6th day of June, 2002, between U.S.Crude, Ltd., a corporation organized under the laws of the State of Nevada ("US Crude"); United States Crude International, Inc., a corporation organized under the laws of the State of Nevada and a wholly-owned Subsidiary of US Crude ("("USCL"); Equity Planners, LLC, Sea Lion Investors, LLC, and Myrtle Holdings, LLC (collectively, the "Accredited Investors").

               W     I     T     N     E     S     S     E     T     H  :

     WHEREAS, an entity known as USCR Acquisition Corp. ("Acquisition Corp.") and the Accredited Investors entered into that certain Subscription Agreement dated August 1, 2001 (the "Subscription Agreement") pursuant to which Acquisition Corp. issued to the Accredited Investors its $1,000,000.00 Senior Subordinated Convertible Redeemable Debentures (the "Convertible Debentures"), convertible, from time to time, into authorized but unissued shares of Acquisition Corp. Common Stock;

     WHEREAS, as a result of a Merger between US Crude and Acquisition Corp., the rights and obligations of Acquisition Corp. with respect to, and under the Subscription Agreement, enured to the benefit of and became binding upon US Crude and the Accredited Investors;

     WHEREAS, various money has been funded by the Accredited Investors to US Crude pursuant to the Subscription Agreement and the Convertible Debentures;

     WHEREAS, some money is owed by US Crude to the Accredited Investors pursuant to the Subscription Agreement and the Convertible Debentures;

     WHEREAS, some money remains to be funded by the Accredited Investors to US Crude pursuant to the Subscription Agreement and the Convertible Debentures;

     WHEREAS,  in  order to avoid a default under the Subscription Agreement, US
Crude wishes to provide the Accredited Investors with enhanced security with respect to their investment, and accordingly, US Crude has transferred its assets to USCU, which company is a wholly-owned Subsidiary of US Crude, and, thereafter, USCU wishes enter into an Asset Pledge Agreement, pursuant to which USCU will pledged its assets (those formerly belonging to US Crude) to the Accredited Investors to further secure the debt evidenced by the Convertible Debentures;

     WHEREAS, before the Asset Pledge Agreement can be implemented, it will be first necessary for US Crude to assign its rights and transfer its obligation under the Subscription Agreement to USCU.

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          N    O    W         T    H    E    R    E    F   O   R    E ,


     For good and valuable consideration, US Crude, USCU, and the Accredited Investors agree as follows:

     1. US Crude does hereby assign, and USCU does hereby irrevocably and unconditionally assume, all of the obligations and accept all of the rights of US Crude under Subscription Agreement as if USCU had entered into the Subscription Agreement, and USCU shall render full performance to the Accredited Investors under the Subscription Agreement and the Convertible Debentures in the place and stead of US Crude.

     2. The Accredited Investors hereby approve the foregoing assignment, and any subsequent funding under the Subscription Agreement and the Convertible Debentures will be made by the Accredited Investors to USCU or its designee.

     3. This Agreement may be executed by the Parties hereto in separate counterparts, each of which will be deemed to be one and the same instrument.

     EXECUTED  ON  THE  DAY  AND  YEAR  ABOVE  FIRST  WRITTEN.

THE  ACCREDITED  INVESTORS:


Equity  Planners,  LLC

By:  /s/ Joel Greenfeld
     ________________________
     Principle



Sea  Lion  Investors,  LLC

By:  /s/ Ester Gluck
     ________________________
     Principle



Myrtle  Holdings,  LLC

By:  /s/ Goldie Caufman
     ________________________
     Principle

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US  CRUDE:

U.S.  Crude,  Ltd.

By:  /s/ Anthony Miller
     ___________________________
     Anthony  Miller,  President



USCU:

United  States  Crude  International,  Inc.

By:  /s/ Anthony Miller
     ___________________________
     Anthony  Miller,  President

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